UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 28, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400, Burlingame, CA 94010

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (650) 685-2403

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity

IA Global Inc. announced that it received commitments on June 28, 2005 totaling $3,750,000 for convertible debentures. The company will use the proceeds from this financing to accelerate the formation of IAO Japan (a subsidiary of IAO that will serve as a holding company for new IAO Japanese businesses), to continue its merger and acquisition strategy, and for general corporate purposes. This financing includes a beneficial conversion feature, which is expected to increase the company’s stockholders’ equity by $1,250,000 to above $6,000,000 as of June 30, 2005 and to help us maintain our AMEX listing.

The company has received subscription agreements from thirty four private Japanese investors, with an anticipated July 25, 2005 funding date. The terms of the convertible notes provide for a conversion price of $.30 per share, or 12,500,000 shares, until June 28, 2008, with an automatic conversion on June 28, 2008 at a 25% discount based on the trailing five day price on June 28, 2008. The coupon rate is 7.5% per annum payable in cash at the earlier of the conversion date or June 28, 2008. The company has committed to filing a registration statement covering the shares issuable upon conversion within thirty days of the closing. JPB (Switzerland) A.G.., a party affiliated with our majority shareholder, advised the company on the transaction and will receive a 7% fee at funding.

The company’s CEO, Alan Margerison, said, “We are pleased to receive this additional financing which we expect to use to grow the IA Global business. This financing will significantly strengthen the financial position of the company and increase our stockholder’s equity to approximately $6,700,000 to $7,000,000 as of June 30, 2005, which is above the $6,000,000 required to maintain our AMEX listing. It is a very positive step and we continue to work with AMEX to maintain our listing.”

There is no guarantee that the company will be successful in maintaining its AMEX listing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired- None.

(b)	Pro Forma financial information- None.

(c)	Exhibits-

Exhibit No.	Description

4.1

Subscription Agreement dated June 28, 2005 between IA Global, Inc. and thirty four Japanese investors. Each investor entered into a substantially identical Subscription Agreement except for the principal amount of the convertible notes purchased.

4.2

Convertible Promissory Note dated June 28, 2005 between IA Global, Inc. and thirty four Japanese investors. Each investor entered into a substantially identical Convertible Promissory Note except for the principal amount of the convertible notes purchased.

99.1	Press release dated June 28, 2005 announcing $3,750,000 convertible debenture funding commitment.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Specifically, the statement in this press release concerning the beneficial conversion feature and stockholder’s equity as of June 30, 2005 are forward-looking statements. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: June 29, 2005

By:	/s/ Alan Margerison

Alan Margerison

President and Chief Executive Officer